Number :40000928-2012 (Henggang) No. 0041

Working Capital Loan Contract

(2012)

IMPORTANT NOTE: This contract is in equal and voluntary basis of the parties, all terms of the contract are both true meaning of them. To maintain the legitimate interests of the guarantor, the creditor specially remind the guarantor to pay attention on the bold terms in the contract.

Lender: Industrial and Commercial Bank of China Ltd, Shenzhen Henggang Branch (hereinafter referred to as "Party A")

Person in charge: Yang Duoping

Business address: Room 101&201, Building 10, City Center Garden, Henggang Street, Longgang District, Shenzhen

Zip Code: 518115

Tel: 0755 -28433033 Fax 0755 -28858699 E-mail: /

Borrower: Shenzhen Highpower Technology Co., Ltd.

Legal representative: George Pan, Contact: Eric Li

Residence (address): Building A2, Luoshan Industrial, Shanxia, Pinghu Town, Longgang District, Shenzhen

Zip Code: 518111

Tel: 0755 -89686236 Fax: 0755-89686819 E-mail: /

Borrower and lender enter into this contract through equal consultation on both parties.

Part 1 Basic Provisions

Article 1 The Usage of the Loan

The loan in this contract is for the following purposes, without consent of the lender in writing, the borrower cannot use for other purposes, the lender has the right to monitor usage of the loan.

The usage of the loan: turnover of current capital for operating.

Article 2 The Amount and Period of the Loan

2.1 The currency of the loan in this contract is RMB, the amount is RMB 20000000.00 (capital: twenty million yuan) (if the capital and the figure is inconsistent, subject to capital).

2.2 The period of the loan in this contract is 12 months, from the date of actual withdrawal (if fractional withdrawal, from the date of first withdrawal), the actual withdrawal date is the date in IOU.

Article 3 Interest rate, interest and fees

3.1 The confirmation method of RMB interest rate of the loan

Use interest rate is the summation of benchmark rate and floating rate. Benchmark rate is benchmark loan rate of People’s Bank of China, corresponding the loan period agreed by provision 2.2 on the effective day, floating rate is going up 15%. After drawing the loan, the interest rate adjusts every 6 months, and calculates the interest in sections. Second rate-setting date is the corresponding date after expiration of the first withdrawal. If there is no corresponding date in the adjustment month, the corresponding date is the last day in this month, so on the other corresponding date. If fractional withdrawal, the interest rates is calculated as specified below:

Regardless of how much times of withdrawal, the interest rate is current rate on rate confirmation day, and will be adjusted next corresponding date.

3.2 The interest of the loan in this contract will be calculated since the actual withdrawal date, and will be charged monthly. If the loan is maturity, there is no interest. One day interest rate = interest rate / 360.

3.3 Overdue interest rate in the contract is 30% up to the original interest rate. Embezzlement interest rate is 50% up to the original loan interest rate.

Article 4 Withdrawal (This article is not applicable to recycling loan)

The borrower should withdraw the loan when needed, and the first and final loan must be withdraw before September 5, 2013, or lender has the right to cancel all or part of the loan.

Article 5 Repayment

Borrower should pay off the loan in this contract one time when the loan expires.

Article 6 Guarantees

6.1 The loan in this contract is secured loan, the guaranty method is a joint responsibility guarantee involved Hong Kong Highpower Technology, Springpower Technology (Shenzhen) Co., Ltd and Pan Dangyu, our legal representative.

6.2 If the loan in this contract is guaranty contract of maximum amount, the corresponding guaranty contracts are listed as follows:

Name of guaranty contract of maximum amount: "Guaranty Contract of Maximum Amount" (number: ICBC 40000928-2012henggangbaozi 0053)

Guarantor: Hong Kong Highpower Technology Co., Ltd.

Name of guaranty contract of maximum amount: "Guaranty Contract of Maximum Amount" (number: ICBC 40000928-2012henggangbaozi 0054)

Guarantor: Springpower Technology (Shenzhen) Co., Ltd.

Name of guaranty contract of maximum amount: "Guaranty Contract of Maximum Amount" (number: ICBC 40000928-2012henggangbaozi 0055)

Guarantor: Pan Dangyu

Article 7 Dispute Resolution

Use below method to resolve disputes:

Resolves through litigation in court where the lender locates.

Article 8 Other provisions

8.1 Contract is in triplicate, the borrower has one copy, the lender has two copies, which have the same legal effect.

8.2 The following attachments and other attachments agreed by other parties are integral part of this contract, and have the same legal effect:

Annex 1: Notice of Withdrawal

Annex 2: agreement of commission payment

Part 2 Specific provisions

Article 1 Interest rate and interest

1.1 In foreign currency borrowings, LIBOR is the interbank offered rate of the currency in this contract, which is showed on the page of Reuters (REUTRES) Financial Telecommunication terminal "LIBO=" on two days before the withdrawal day or benchmark interest rate adjustment day(11:00 noon, London time); HIBOR is the interbank offered rate of the currency in Hong Kong, which is showed on the page of Reuters (REUTRES) Financial Telecommunication terminal "HIBO=" on two days before the withdrawal day or benchmark interest rate adjustment day (11:15 noon, Hong Kong time).

1.2 If the interest in this contract adopts floating interest rate, the overdue interest rate adjustment provisions are the same as the original provisions.

1.3 If the interest is charged monthly, the charge date is 20th of every month; if charged quarterly, the charge date is 20th of month the end of each quarter; if is charged half a year, the charge dates are June 20 and December 20 each year.

Article 2 The Granting and Payment of Loan

2.1 The borrower should meet the following requirements before extraction loan, or the lender will not have obligation to pay any loan to the borrower, unless the lender agreed to pay in advance:

(1) Except credit loan, the borrower has provided guarantee and finished related guaranty procedures according to lender’s requirements;

(2) There is no breach of contract in this contract or other contracts borrower and lender entered into;

(3) The certificates of usage of the loan provided by borrower are the same as the agreed purposes.

2.2 The documents in writing provided to lender when the borrower withdrawal the amount must be original; If cannot provide the original, should provide the copy with stamp of the borrower after the consent of the lender.

2.3 Borrowers must provide withdrawal notice to lender at least five bank’s business days of applies for the withdrawal. The withdrawal notice cannot be cancelled without the written consent of the lender after submission.

2.4 After the borrower meets the prerequisites or with the consent of withdrawal in advance of the lender, the lender will pay the loan to designated account of the borrower, then it deems the lender has paid the loan to borrower according to this contract.

Article 3 Repayment

3.1 The Borrower shall fully repay the capital, interest and the payables. On the repayment day and every bank business day before charged day, the borrower should fully deposit payable interest, capital and other payables in repayment account opened at the lender, the lender has the right to deduct the amount actively on repayment day or charged day, or request the borrower to cooperate for finishing the deducting procedures. If the amount is insufficient to cover all payables due of the borrower, the lender has the right to determine the payment order.

3.2 If the borrower applies for repaying all or part of the loans in advance, the borrower should submit application in writing before 10 bank’s business days, has consent of lender, and pays compensation according to this contract.

3.3 If with the consent of the lender to repay the loan in advance, the borrower should pay all payable capital, interest and other payables according to this contract to earlier repayment day.

3.4 The lender has the right to take back the loan in advance according to the borrower’s funds.

3.5 The shorten of actual loan period caused by the borrower repays the loan in advance or the lender takes back the loan in advance according to this contract, the corresponding interest rate will not be adjusted and use the original interest rate.

Article 4 Guarantee

4.1 Except credit loan, the borrower should provide legal and effective guarantee that lender agreed according to this contract. Guaranty contract will be entered into separately.

4.2 The guarantee in this contract is damaged, depreciated, in dispute, seized or detained, or the mortgagor disposes of the hostage by itself, or the financial condition of the guarantor has adverse change or there is other changes that is not conducive to the lender’s loan right, Borrower shall promptly notify the lender, and provides other guarantee approved to the lender separately.

4.3 If the loan is guaranteed by accounts payables, during the effective period of this contract, if any of the following situation happens, the lender has the right to expire the loan in advance, and the borrower should repay all or part of the capital and interest, or adds legal, effective and full amount’s guarantee that lender approved:

(1)	Bad debt rate of the pledged accounts receivable increases continually 2 months;

(2)	Due but outstanding accounts receivable accounts up to 5% of accounts receivable balance;

(3) The mortgagor of accounts receivable and the payment party or other third party have trade disputes (the trade disputes include but not limited to quality, technology, service-related disputes) or debt disputes, result in the account receivables cannot be paid on time.

Article 5 Account Management

5.1 Borrower shall designate special repayment account at the lender, for collecting corresponding revenue or repayment in plan. If the corresponding revenue is paid noncash, the borrower should ensure the revenue is deposited in the special repayment account.

5.2 Lender has the right to supervise the special repayment account, including but not limited knowing and supervising the income and expenditure situation of the account, the borrower should cooperate. The borrower should entered into special supervising contract of the account if the lender requires.

Article 6 Commitments of Borrower

6.1 Extracts and uses the loan according to the provisions of this contract, the loan cannot use for investing fixed assets and equity assets, and will not invest into stock market, futures market in any way, and other usages relevant laws and regulations prohibit or restrict.

6.2 Pays off the capital, interest and other payables according to the provisions of this contract.

6.3 Accepts and actively cooperates with the inspection and supervision of the loan’s usage condition, via the way of account analysis, certificate inspection, Site investigation, etc., and report the loan’s usage situation periodically according to the lender’s requirements.

6.4 Accepts the lender's credit inspection, provides financial documents such as balance sheet, profit statement and other documents that can reflect the borrower’s debt paying abilities, assists actively and cooperates with the lender for the investigation, acquaintance, supervision of the operation and financial condition.

6.5 Before paying off the principal, interest and other payables in this contract, cannot distribute of dividends in any form.

6.6 If the borrower has actions including merger, divesture, reduction of capital, change of ownership, transfer of significant assets and liabilities, significant external investment, increasing debt financing materially and other actions may adversely affect the rights of the lender, the borrower should have the written agreement of the lender in advance, or have made satisfactory arrangement. If not, Party A cannot engage in such actions.

6.7 If any of the following situations happens, the borrower should notice the lender:

(1)	Change of charter, business coverage, registered capital, the legal representative, change of ownership;

(2)	Go out of business, dissolution, liquidation, business for rectification, revocation of business license, be revoked or bankruptcy;

(3)	Involved or maybe involved in material economic disputes, litigation, arbitration, or the property was legally seized, detained or controlled;

(4)	Shareholders, directors or senior management officer involves in important case or economic dispute.

6.8 Release the relationship of related parties and related transactions in time, wholly, and truly.

6.9 React to the return notice from the lender in time.

6.10 Do not dispose of owned assets result in reducing debt paying ability; provides guarantees to a third party will not damage the interest of the lender.

6.11 If the loan in this contract is credit loan, the borrower should submit external guarantee situation to lender completely, truly, and periodically, and enters into supervising contract of the account according to lender’s requirements. If provides guarantee to external party may affect the performance of obligations in this contract, it should be agreed by lender in writing.

6.12 Assume the fees caused by realizing the loan right of lender in this contract, including but not limited to litigation fees, appraisal fees, auction fees, etc.

6.13 The settlement order of loan in this contract is prior to the loan of shareholders, and at least have equal order with similar debt the borrower owes to other creditor.

Article 7 Commitment of lender

7.1 Grant the loan to the borrower according to the provisions of the contract.

7.2 Keep secret for the non-disclosure and confidential information provided by the borrower, but except the situations agreed by the laws and regulations and this contract.

Article 8 Breach of contract

8.1 If any of the following situations happens, the borrower breaches of contract:

(1)The borrower pays off principal, interest, and other payables in accordance with the provisions in this contract, or fails to perform any other obligations in this contract, or contrary to the statements, guarantee and commitments in this contract;

(2)The guarantees in this contract have adverse change to lender’s loan, and the borrower is not available to provide other guarantees approved by the lender;

(3) Fail to pay off any other debts due by the borrower (including being announced ahead of expiration), or fails to perform or breach of other obligations in this contract, or likely to affect the performance of the obligations in this contract;

(4) The financial performance of the profitability, debt payment ability, operating capacity and cash flow of the borrower exceed the agreed standards, or deterioration has been or may affect the obligations in this contract;

(5) Borrower's ownership structure, operation, external investment has material adverse changes, likely to affect the performance of the obligations in this contract;

(6) Borrower involves or may involve significant economic disputes, litigation, arbitration, or asset seizure, detention or enforcement, or judicial or administrative authorities for investigation or take disciplinary measures in accordance with the laws, or illegal with relevant state regulations or policies in accordance with the laws, or exposure by media, likely to affect the performance of the obligations in this contract;

(7) The borrower’s principal individual investors, key management officer’s change, disappearances or restriction of personal liberty, likely to affect the performance of the obligations in this contract;

(8) The borrower using false contracts with related parties, using no actual transaction to extract the lender’s funds or credit, or evasion of lender’s loan right through related party transactions;

(9) Borrowers have been or may be out of business, dissolution, liquidation, business reorganizations, business license has been revoked or bankruptcy;

(10) Borrowers breaches food safety, production safety, environmental protection and other environmental and social risk management related laws and regulations, regulatory requirements or industry standards, resulting in accidents, major environmental and social risk events, likely to affect the performance of the obligations in this contract;

(11) In this contract, the borrowing is paid by credit, the borrower's credit rating, level of profitability, asset-liability ratio, net cash flow of operating and other indicators do not meet the credit conditions of the lender; or without the lender’s written contract, pledges guarantee or provides assurance guarantees to other party, likely to affect the performance of the obligations in this contract;

(12) Other adverse situations may affect in the realization of loan right in this contract.

8.2 If the borrower breaches of contract, the lender has the right to take one or more of the following measures:

(1) Require the borrower to remedy the default within a certain time limit

(2) Terminate other financing funds in other contract issued to the borrower by the lender, cancel part or all of undrawn borrowings and other financing amount of borrower;

(3) Announce the outstanding loan and other financing amount between the lender and the borrower in this contract, and take back the outstanding amounts;

(4) Requires the borrower to compensate the loss of the lender caused by the breach of contract;

(5) Measures according to provisions of lows and regulations, provisions of this contract and other necessary measures.

8.3 If the borrower fails to repay the due loan (including loan declared expire immediately), the lender has the right to charge penalty interest according to penalty interest rate agreed by this contract from the due date. The interest fails to repay on time, charge compound interest according to overdue penalty interest rate.

8.4 Borrower fails to use the loan for agreed usage, the lender has the right charge penalty interest on embezzlement according to embezzlement penalty interest rate agreed by this contract. The interest fails to repay on time during the embezzlement period, charge compound interest according to embezzlement penalty interest rate.

8.5 The borrower simultaneously happens the situations in section 8.3, 8.4, choosing the heavier interest rate to charge, cannot impose in double.

8.6 If the borrower does not repay the principal, interest (including interest and compound interest) or other payables on time, the lender has the right to announcements through the media for collection.

8.7 If the control or controlled relationship between related parties of the borrower and the borrower changes, or the related parties of the borrower happens the other situations except the situations of (1) and (2) in above provision 10.1, likely to affect the performance of the obligations of the borrower in this contract, the lender has the right to take the measures agreed in the contract.

Article 9 Deduction

9.1 Borrower does not repay the due debt in this contract according to this contract(including the debt declared due immediately), the lender has the right to deduct corresponding amount from all the functional and foreign accounts opened at the branches of ICBC, until all the debt of the borrower in this contract are paid off.

9.2 If the currency of deduct payments is inconsistent with the currency in this contract, the exchange rate on the deduction day is the applicable exchange rate. The interest and other fees during the deduction fees and debt pay off day, and the difference because of fluctuations the exchange rate during this period is assumed by the borrower.

9.3 If deducted amount for the lender is insufficient to pay off all debts, the lender has the right to determine the payment order.

Article 10 Transferring of rights and obligations

10.1 Lender has the right to transfer all or part of the right in this contract to a third party, the transferring actions do not need to acquire the consent of the borrower. If without the consent of the lender in writing, the borrower cannot transfer any right and obligations in this contract to a third party.

10.2 The Lender or China Industrial and Commercial Bank Limited ("ICBC") can Authorize or commit the other branches to perform the rights and obligations in this contract according to operation need, or transfer the loan right in this contract to the other branches of ICBC, the borrower must agree, and the above actions of the lender do not need to ask for permission of borrower. The other branches which undertake the lender’s rights and obligations have the right to perform all rights in this contract, and have right to apply for litigation, arbitration, compulsory execution for the disputes in this contract in the branch’s name.

Article 11 Effect, Change and Terminate of This Contract

11.1 This contract is effective since the signature date, and is terminated on the day the borrower performs all the obligations in this contract.

11.2 Any change of this contract shall be agreed by all parties involved and be made in writing. The changes of provisions and agreements are part of the contract, has equal legal right with the contract. Except the changed part, the rest part of this contract is still valid, before the changes is in effect, the original terms of this contract is still valid.

11.3 The change or termination of this contract will not affect the right of all parties involved to require compensation. The termination of this contract, will not affect the effectiveness of the dispute settlement provisions.

Article 12 Applicable Laws and Dispute Resolution

The conclusion, validity, explanation, performance, and resolution of dispute in this contract are all applicable to the lows of the People's Republic of China. All disputes caused by this contract and related to this contract should be resolved through negotiation, if negotiation fails, should be resolved according to the provisions in this contract.

Confirmation of both parties: the lender and borrower have fully discussed all the provisions in this contract. The lender has remained the borrowers to pay attention to all right and obligations provisions related to both parties. The lender has completely and truly understood on all the provisions, and explains all the provisions according to borrower’s requirements. The borrower has carefully read and fully understood all the provisions (including part 1 “basic provisions” and part 2 “specific provisions”), both the lender and the borrower understand each provision of this contract in consistent.

Lenders (Seal): Industrial and Commercial Bank of China Ltd., Shenzhen Henggang Branch

Responsible person / authorized agent: /s/ [COMPANY SEAL]

Borrower (seal): Shenzhen Highpower Technology Co., Ltd.

Legal representative / authorized agent: /s/ [COMPANY SEAL]

Contract signed on: September 10, 2012